Exhibit 99.1

ITCTransmission Prices $285 Million Bond Offering

NOVI, Mich., August 7, 2013 - ITC Holdings Corp. (NYSE: ITC) today announced that International Transmission Company (“ITCTransmission”), a wholly-owned subsidiary, has priced $285 million of 4.625% first mortgage bonds which will mature on August 15, 2043 in an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

ITCTransmission expects to use the net proceeds from the offering, together with revolver borrowings, to repay the $185 million outstanding ITCTransmission term loan credit agreement due July 14, 2014 and the $100 million owed to ITC under an intercompany advance agreement.  The offering is expected to close on August 14, 2013, subject to customary closing conditions.

The bonds have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the bonds may be offered only in transactions that are exempt from, or not subject to, the registration requirements of the Securities Act or the securities laws of any other applicable jurisdiction. Accordingly, the bonds are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. ITCTransmission intends (but is not required) to remove the Rule 144A restrictive legend on the bonds on or shortly following the first anniversary of the date the bonds are delivered to the initial purchasers or, if later, the time that the bonds become freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than our affiliates.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About ITCTransmission

ITCTransmission is a wholly-owned subsidiary of ITC Holdings Corp., the nation’s largest independent electricity transmission company. Based in Novi, Michigan, ITCTransmission owns, operates and maintains approximately 2,800 circuit miles of transmission lines in southeast Michigan.

Safe Harbor Statement

This press release contains certain statements that describe ITC management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for ITC’s business, including ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time, and (b) the risks related to ITC’s proposed acquisition of the transmission business of Entergy Corporation, including risks included in the prospectus included in the registration statement on Form S-4 that was filed by ITC with the SEC in connection with that proposed transaction.  There can be no assurance that the offering will be completed. ITC assumes no obligation to update any forward-looking statements.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com